                                                                  Exhibit 10.417

Fox Creek Village Shopping Center
Longmont, CO
Third Amendment in Agreement

                          THIRD AMENDMENT TO AGREEMENT

        This THIRD AMENDMENT TO AGREEMENT (the "Third Amendment") is made and entered into as of the 15th day of November 2004, by and between Fox Creek Village, LLC, a Colorado limited liability company ("Seller") and Inland Real Estate Acquisitions, Inc. ("Purchaser").

                              W I T N E S S E T H:

        WHEREAS, Seller and Purchaser entered into that certain Agreement dated August 25, 2004 as revised by letter dated August 25, 2004, and further revised by "Amendment to Agreement" dated October 1, 2004 and further revised by "Second Amendment to Agreement" dated October 13, 2004 (the "LETTERS") (collectively, the "AGREEMENT"), for the sale and purchase of the property commonly known as Fox Creek Village Shopping Center located in Longmont, Colorado, as legally described by the Agreement (the "Property").

        WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

        NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

        1. The "Closing Date" as set forth in paragraph 1 of the letter is hereby amended by deleting the date "November 15" found in line 1 and inserting: "November 22" therein.

        2. The Third Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing this Third Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Third Amendment. Any counterpart to this Third Amendment may be executed by facsimile copy and shall be binding on the parties.

        Except as modified herein, the Agreement shall remain immodified and in full force and effect.

                            (SIGNATURE PAGE FOLLOWS)

Fox Creek Village Shopping Center
Longmont, CO
Amendment to Agreement


                                    Seller:

                                    FOX CREEK VILLAGE, LLC, a Colorado limited liability company

                                    By: G & W, LLC, a Colorado limited liability
                                        Company, its Manager


                                    By: /s/ Charles P. Woods
                                       ---------------------------
                                    Name: Charles P. Woods
                                          ------------------------
                                    Title:  Mgr
                                           -----------------------

                                    Purchaser:

                                    INLAND REAL ESTATE ACQUISITIONS, INC.,
                                    an Illinois corporation


                                    By: /s/ G. Joseph Cosenza
                                       ---------------------------
                                    Name: G. JOSEPH COSENZA
                                         -------------------------
                                    Title: PRESIDENT
                                          ------------------------

                          SECOND AMENDMENT TO AGREEMENT

        THIS SECOND AMENDMENT TO AGREEMENT (the "SECOND AMENDMENT") is made and entered into as of the 13th day of October, 2004, by and between FOX CREEK VILLAGE, LLC, a Colorado limited liability company ("SELLER"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("PURCHASER").

                              W I T N E S S E T H:

        WHEREAS, Seller and Purchaser entered into that certain Agreement dated August 25, 2004, as revised by letter dated August 25, 2004, and further revised by "Amendment to Agreement" dated October 1, 2004 (the "LETTERS") (collectively, the "AGREEMENT"), for the sale and purchase of the property commonly known as Fox Creek Village Shopping Center, located in Longmont, Colorado, as legally described by the Agreement (the "PROPERTY").

        WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

        1. The reduction of 368 square feet within the Shopping Center referred to in the October 1, 2004 Amendment shall result in a reduction in Purchase Price (based on the following formula: 368 x $22.00 = $8,096 per annum + 6.91% cap rate = $117,163) at the
                Closing of $117,163.

        2. The Ground Lease outlot parcel referred to on Exhibit B of the Agreement as Vacant Suite F1 shall be included in the Master Lease; however, $300,000 of the Purchase Price shall remain in escrow for up to two (2) years following the Closing. If Seller is unable to lease said outlot within the 24 months following the Closing, then the $300,000 in escrow shall revert back to the Purchaser as if it were a credit at Closing. If, however, Seller does succeed in leasing the parcel for an annual ground rent of $70,000 or more, then Seller shall receive the $300,000 from escrow at the time the lease complies with all the terms and conditions of the Agreement. If Seller succeeds in leasing the parcel for less than $70,000 annual gound rent, then Seller shall receive from escrow the $300,000 less $13,320 for each $1,000 of annual ground rent below $70,000. The remainder of the $300,000 shall be the property of Purchaser. FOR EXAMPLE, if Seller leases the parcel for an annual ground rent of $60,000, then $300,000 less $133,200 (10 x $13,320) or $166,800 shall be delivered to Seller and the remaining $133,200 shall be delivered to Purchaser. Any income earned on the escrowed funds shall be divided proportionately between Seller and Purchase.

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        3.      All other objections of Purchaser are hereby waived and
                Purchaser desires to proceed with the Closing in accordance with the terms of the Agreement. Purchaser shall deposit an additional $250,000 earnest money with the Title Company on or before October 18, 2004.

        Except as modified herein, the Agreement shall remain unmodified and in full force and effect.


                                             SELLER:

                                             FOX CREEK VILLAGE, LLC, a Colorado
                                             limited liability company

                                             By:  G & W, LLC, a Colorado limited
                                                  liability company, its Manager


                                                  By: /s/ Charles P. Woods
                                                      --------------------------
                                                  Name: Charles P. Woods
                                                       -------------------------
                                                  Title: Manager
                                                        ------------------------


                                             /s/ Charles P. Woods
                                             -----------------------------------
                                             Charles P. Woods,
                                             Personally, for the purpose of
                                             incurring the obligations described
                                             in Paragraph 2, hereof, does hereby
                                             acknowledge that he owns a direct
                                             or indirect interest in Seller and
                                             that he will benefit from the
                                             agreements of Seller and Purchaser
                                             described herein.

                                             PURCHASER:

                                             INLAND REAL ESTATE ACQUISITIONS,
                                             INC., an Illinois corporation

                                             By: /s/ G. Joseph Cosenza
                                                 -------------------------------
                                             Name: G. JOSEPH COSENZA
                                                  ------------------------------
                                             Title: President
                                                   -----------------------------

Fox Creek Village Shopping Center
Longmont, CO
Amendment to Agreement

                             AMENDMENT TO AGREEMENT

        THIS AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into as of the 1st day of October 2004, by and between Fox Creek Village, LLC, a Colorado limited liability company ("Seller") and Inland Real Estate Acquisitions, Inc. ("Purchaser").

                              W I T N E S S E T H:

        WHEREAS, Seller and Purchaser entered into that certain Agreement dated August 25, 2004 as revised by letter dated August 25, 2004 (the "letter") (collectively, the "Agreement"), for the sale and purchase of the property commonly known as Fox Creek Village Shopping Center located in Longmont, Colorado, as legally described by the Agreement (the "Property").

        WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

        1. The "Due Diligence Period" as defined in paragraph 10 of the letter is hereby amended by deleting lines 5 through lines 17 in its entirely and inserting: "October 13, 2004 for purposes of reviewing and approving the following items: (a) resolution of the matters set forth in Buyer's title objection letter dated September 30, 2004; (b) final revised ALTA Survey; and (c) resolution of the approximate 368 square foot discrepancy in Property leaseable floor area.

        2. For a period of one (1) year from the date of Closing (the "Indemnity Period"), Seller and Charles Woods (personally) Michael Gregoire hereby jointly and severally covenant and agree to indemnity, defend and hold harmless Purchaser from and against any non-payment of any rental, reimbursement, and/or other charges due and payable ("Rent") by each of the following described Property tenants under its respective lease: (i) Cost Cutters; and (ii) Arellano Investments, LLC (Vino Liquors) (respectively, an "Indemnity Tenant," and collectively, the "Indemnity Tenants"), If, at any time during the Indemnity Period, either (or both) of the Indemnity Tenants is then more than 30-days past due in the payment of Rent, upon notice thereof by Purchaser to Seller, Seller and Charles Woods & Michael Gregoire shall immediately remit to Purchaser such sums as

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Fox Creek Village Shopping Center
Longmont, CO
Amendment to Agreement

                required to bring the Indemnity Tenant or Indemnity Tenants current in the payment of Rent; and thereafter for the remainder of the Indemnity Period, Seller and Charles Woods & Michael Gregoire shall pay Rent to Purchaser, on a monthly basis, in accordance with the terms of the Indemnity Tenant and/or Indemnity Tenants lease or leases. It is the intention of Seller, Charles Woods & Michael Gregoire and Purchaser that Purchaser shall be "made whole" in regard to the payment of Rent by the Indemnity Tenants and at no time shall Purchaser be entitled to retain Rent from each of Seller and Charles Woods & Michael Gregoire and an Indemnity Tenant for the same rental period. Upon receipt of any duplicate payments, Purchaser shall immediately remit same to Seller and Charles Woods & Michael Gregoire.

        3. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

        Except as modified herein, the Agreement shall remain unmodified and in full force and effect.

                            (SIGNATURE PAGE FOLLOWS)

Fox Creek Village Shopping Center
Longmont, CO
Amendment to Agreement.

                                    Seller:

                                    FOX CREEK VILLAGE, LLC, a Colorado limited liability Company

                                    By: G & W, LLC, a Colorado limited liability
                                    company, its Manager


                                    By: /s/ Charles P. Woods
                                       -------------------------
                                    Name: Charles P. Woods
                                         -----------------------
                                    Title: Manager
                                          ----------------------


                                    /s/ Charles Woods
                                    ----------------------------
                                    Charles Woods,


                                    personally, for the purpose of incurring the obligations described in Paragraph 2, hereof, does hereby acknowledge that he owns a direct or indirect interest in Seller and that he will benefit from the agreements of Seller and Purchaser described herein.

                                    Purchaser:

                                    INLAND REAL ESTATE ACQUISITIONS, INC.,
                                    an Illinois corporation

                                    By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                    Name: [ILLEGIBLE]
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------

                                    [GRAPHIC]

August 25, 2004

G. Joseph Cosenza, Vice Chairman
c/o Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, IL 60523

        Re:     FOX CREEK VILLAGE, LONGMONT, COLORADO COUNTEROFFER

Dear Mr. Cosenza:

        The undersigned, Fox Creek Village, LLC, is the owner of the Fox Creek Village Shopping Center in Longmont, Colorado (the "Property"). We are in receipt of your letter to Chandelle Development, LLC, c/o Mary M. Sullivan of CB Richard Ellis (Broker), revised as of August 17, 2004, offering to purchase the Property (the "Offer Letter"). A copy of the Offer Letter is attached hereto and by this reference made a part hereof. We wish to accept your offer to purchase the Property on the terms set forth in the Offer Letter with the following changes.

        1. The Closing Date for the sale of the Property shall be November 15, 2004. Paragraphs 1 and 11 of the Offer Letter shall be amended accordingly as shall any other provision of the Offer Letter which references the Closing Date.

        2. As to Paragraph 3 of the Offer Letter, please be advised that there are certain Leases which give tenants the right or option to extend their particular Lease beyond the initial Lease Term. Seller will provide purchaser with copies of all Leases for review by Purchaser in accordance with Paragraph 10 below.

        3. As to the first sentence of the second paragraph of Paragraph 4, Seller will terminate only those contracts which are, by their terms, subject to termination by Seller.

        4. Paragraph 6 of the Offer Letter shall be amended to require that Seller furnish Purchaser with estoppel letters from (a) King Soopers (Store Lease and Fuel Site Lease), Starbuck's Coffee, World Savings Bank (Ground Lease), and Vino Cellars Wine and Liquor; and, in addition, (b) not less than eighty-five percent (85%) of the remaining square footage represented by executed Leases in existence as of ten (10) days prior to the Closing Date. As to the remaining fifteen percent (15%) of such additional leased space, in the event that Seller is unable to obtain estoppel letters, it shall provide a Seller estoppel to Purchaser with regard to such space.

        5. As to the last sentence of Paragraph 11, although Seller will be given no credit for unpaid past-due or delinquent rents at Closing, Seller shall be entitled to collect such rents from such tenants following Closing.

        6. Paragraph 12 of the Offer Letter shall be deleted in its entirety.

  Fox Creek Village, LLC 600 Grant Street, Suite 620 Denver, Colorado 80203
                         303/864-0444 Fax 303/864-9599

G. Joseph Cosenza, Vice Chairman
August 25, 2004
Page 2

        8. The reference to "audited financial statements" in Paragraphs 19 and 20 of the Offer Letter is for 2003 paid by Purchaser and will require an Audit Rep Letter from seller to KPMG. Seller shall provide Purchaser with financial statements which are certified for accuracy by the management of Seller and reviewed by independent certified public accountants.

        9. The last sentence of the first paragraph of Paragraph 20 of the Offer Letter is amended by changing "6,000 sf" to "4,674 sf."

        10. Within ten (10) days following the date of Purchaser's acceptance of this Counteroffer, Seller will provide to Purchaser all of the information required to be delivered from Seller to Purchaser, including, but not limited to, the information described in Paragraphs 8, 9, 11, 15, 18, 19, and 20 of the Offer Letter. Purchaser shall have until the close of business on the 37th day following its acceptance of this Counteroffer (the "Due Diligence Period") to review such information and make appropriate inspections of the Property, including, but not limited to: (a) making its physical site inspection of the Property; (b) reviewing existing Leases and proposed leases; (c) reviewing tenant and guarantor financial statements and tenant insurance certificates; (d) reviewing environmental reports and making its own environmental inspection; (e) reviewing the status of title to the Property and the updated survey of the Property, (f) reviewing the construction of improvements on the Property to the extent such improvements are constructed by the end of the Due Diligence Period; (g) reviewing guarantees and warranties of contractors and subcontractors; (h) reviewing Seller's financial information; and (i) reviewing the form of the tenant estoppel letter to be delivered from Seller to Purchaser.

        11. On or before 5:00 p.m. (MDT) on the last day of the Due Diligence Period, Purchaser may give Seller and title company notice that it does not wish to proceed with the closing of the transaction contemplated hereby, which notice shall be in writing. If such notice is given, the $250,000 earnest money deposited by Purchaser shall be immediately returned to Purchaser and this agreement shall be of no further force and effect. In the event that Purchaser fails to give such notice, then the contract shall be in full force and effect and, within three (3) business days following the Due Diligence Period, Purchaser will deposit an additional $250,000 earnest money with Title Company.

        12. Following the Due Diligence Period, the $500,000 earnest money deposited by Purchaser shall be non-refundable unless any one of the following conditions of closing is not met: (a) there must be no material adverse change in the physical condition of the Property; (b) there must be no material adverse change in the Leases (in the aggregate); (c) there must be no material adverse change in the status of title to the Property which change remains uncured as of

G. Joseph Cosenza, Vice Chairman
August 25, 2004
Page 3

the Closing Date; (d) Seller must deliver to Purchaser the estoppel letters described in Paragraph 6 of the Offer Letter, as amended by paragraph 3 hereof;
(e) Seller must meet the construction obligations described in Paragraph 5 of the Offer Letter, the obligations set forth in Paragraph 16 of the Offer Letter, and the leasing obligations set forth in Paragraph 20 of the Offer Letter; and
(f) all warranties and representations of the Seller set forth in the Offer Letter must be true and correct as of the Closing Date, and (g) Paragraph 13 of the Offer Letter. If Closing does occur, the $500,000 earnest money shall be delivered to Seller and applied against the purchase price of the Property.

        13. Each of us acknowledge that we intend to be legally bound by the terms of the Offer Letter, as amended by this Counteroffer, and that, together, constitute a contract between us.

        14. This Counteroffer shall terminate unless accepted by you in writing on or before Friday, August 27, 2004, at 5:00 p.m., MDT.

If the above provisions amending your Offer Letter are acceptable to you, please so indicate by executing and dating the "Acknowledged and Accepted" signature line set forth below.


                                             FOX CREEK VILLAGE, LLC, a Colorado
                                             limited liability company

                                             By:  G & W, LLC, a Colorado limited
                                                  liability company, its Manager

                                                  By: /s/ Charles P. Woods
                                                     ---------------------------
                                                     Charles P. Woods, Manager

ACKNOWLEDGED AND ACCEPTED:

Inland Real Estate Acquisitions, Inc.

By: /s/ G. Joseph Cosenza
   ------------------------------------------
   G. Joseph Cosenza, Vice Chairman

Date: 8/25/04
     ----------------------------------------

G. Joseph Cosenza, Vice Chairman
August 25, 2004
Page 3

the Closing Date; (d) Seller must deliver to Purchaser the estoppel letters described in Paragraph 6 of the Offer Letter, as amended by paragraph 3 hereof;
(e) Seller must meet the construction obligations described in Paragraph 5 of the Offer Letter, the obligations set forth in Paragraph 16 of the Offer Letter, and the leasing obligations set forth in Paragraph 20 of the Offer Letter; and
(f) all warranties and representations of the Seller set forth in the Offer Letter must be true and correct as of the Closing Date, and (g) Paragraph 13 of the Offer Letter. If Closing does occur, the $500,000 earnest money shall be delivered to Seller and applied against the purchase price of the Property.

        13. Each of us acknowledge that we intend to be legally bound by the terms of the Offer Letter, as amended by this Counteroffer, and that, together, constitute a contract between us.

        14. This Counteroffer shall terminate unless accepted by you in writing on or before Friday, August 27, 2004, at 5:00 p.m., MDT.

If the above provisions amending your Offer Letter are acceptable to you, please so indicate by executing and dating the "Acknowledged and Accepted" signature line set forth below.

                                             FOX CREEK VILLAGE, LLC, a Colorado
                                             limited liability company

                                             By:  G & W, LLC, a Colorado limited
                                                  liability company, its Manager

                                                  By: /s/ Charles P. Woods
                                                     ---------------------------
                                                     Charles P. Woods, Manager

ACKNOWLEDGED AND ACCEPTED:

Inland Real Estate Acquisitions, Inc.

By: /s/ G. Joseph Cosenza
   ------------------------------------------
   G. Joseph Cosenza, Vice Chairman

Date: 8/25/04
     ----------------------------------------

[INLAND(R) LOGO]

INLAND REAL ESTATE ACQUISITIONS, INC.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-4948 Fax: 4935
www.inlandgroup.com

                                                         REVISED AUGUST 17, 2004

Chandelle Development, LLC (Seller)
C/o CB Richard Ellis (Broker)
Attn: Mary M. Sullivan
4600 S. Syracuse St.
Suite 100
Denver, Colorado 80237

         Re:    FOX CREEK VILLAGE
                LONGMONT, COLORADO

Dear Ms. Sullivan:

     This letter represents this corporation's offer to purchase the Fox Creek Village Shopping Center with 139,730 net rentable square feet (which includes 39,200 ground lease square feet), situated on approximately 14 acres of land, located at 1601, 1611, 1631, 1635, & 1645 Pace St. and 815 East 17th Avenue,
Longmont, Colorado. (See Exhibit A attached).

     The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property (with the exception that the above property shall not include the buildings and the personalty within the buildings with regard to Suite D-1 (World Savings Bank), Suite F-1 (vacant) and the pad site for the King Soopers Fuel Site).

     This corporation or its nominee will consummate this transaction on the following basis:

     1. The total purchase price shall be $21,000,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING 30 DAYS following the acceptance of this agreement (see Paragraph 10).

          Purchaser shall allocate the land, building and depreciable improvements prior to closing.

     2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants described on Exhibit B on triple net leases covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), (with the exception that the triple-net leases for World Savings Bank, Suite F-1, and King Soopers Fuel Site are ground leases and do not cover the building) for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by seller giving a full cash credit to Purchaser for any and all of those concessions.

     3. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an opinion or right of first refusal to purchase or extend, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

     4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance all common area maintenance, parking lot and the building, etc.
          [ILLEGIBLE]

FOX CREEK VILLAGE, LONGMONT, CO
8/5/04

          operating expenses based on the ground area of their respective buildings and with King Soopers paying its pro-rata share of the operating expenses for its fuel site based on the total square footage of the pad site).

          Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing.

     5. It is understood that the Seller, prior to closing, shall be liable and responsible at their sole cost and expense, to complete the construction of the 139,730 square foot shopping center (which includes 39,200 ground lease square feet) and all of the land. Upon completion of said construction, Seller shall be responsible for obtaining final unconditional occupancy permits which shall be issued from the City of Longmont, Colorado and/or any required governmental agencies for the shopping center. Seller shall indemnify and warrants and represents to Purchaser that Purchaser shall have no obligation whatsoever regarding the construction of the above shopping center or placing tenants into the rentable rental spaces.

          Any and all tenants and guarantors shall acknowledge in writing that they shall look solely to the Seller, but not to the Purchaser and titleholder, for anything regarding the construction or improvements of the above-referenced shopping center.

          Said construction shall be subject to Purchaser's written approval and shall be completed in total in accordance with all the plans and specifications as accepted by the City of Longmont, Colorado for the shopping center. Completion shall be deemed to have occurred after the Seller delivers to Purchaser a final unconditional certificate of occupancy for each of the buildings and a certificate for the property signed by the independent project architect and independent engineer that the construction of the shopping center has been fully completed in accordance with the plans and specifications as agreed to by the City of Longmont, Colorado, and all applicable governmental rules, ordinances, regulations and requirements have been satisfied, and each and every tenant, guarantor or subtenant shall accept their space "as is" and take total possession, opens for business and commences full rental payments. Seller shall be solely liable for any and all "punch list" and warranty items requested by any tenant at the property and shall also be liable for construction "call backs".

          Seller shall indemnify and guarantee to absolutely pay any costs whatsoever to complete the construction of the above shopping center, including any costs whatsoever needed to place each of the tenants into their agreed spaces according to each tenant's lease, which leases shall be subject to Purchaser's approval.

     6. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

     7. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

     8. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

     9. It is understood that Seller has in its possession Level 1 Environmental Reports (Level 2 if required) which Seller will supply to Purchaser 10 days prior to closing. Seller shall have said reports, which must be acceptable to Purchaser, updated and re-certified to Purchaser at closing, all at Seller's cost.

     10. The above sale of the real estate shall be consummated by conveyance of a full warranty deed from Seller to Purchaser's designee, with the Seller paying any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

FOX CREEK VILLAGE, LONGMONT, CO
8/5/04

     11. The Closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, 30 days following acceptance of this agreement, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA from B owner's title policy with complete extended coverage and required endorsements, waiving off all NEW construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Seller, shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments for 2003 and 2004 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

     12. It is understood that the Seller has in its possession an appraisal of the property prepared by an MAI or other qualified appraiser, acceptable to Purchaser or Purchaser's lender, if any, and shall deliver copies of such appraisal to Purchaser within 10 days of the acceptance of this offer and shall cause the appraiser to re-certify an appraised amount not less than the Purchase Price and re-issue said appraisal to, and in the name of, Purchaser or Purchaser's lender, all at Seller's cost.

     13. Neither Seller (Landlord) or any tenant and guarantor shall be in default on any lease or agreement at closing, nor is threatened or pending litigation.

     14. Seller warrants and represents that he has paid all unemployment taxes to date.

     15. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

     16. This offer is subject to the property being 100% occupied at the time of closing, with all tenants occupying their space, open for business and paying full rent, CAM, real estate taxes and insurance current. In the event that it is less than 100% occupied and 100% gross rent collected, the Seller shall escrow and amount equal to the rent and all reimbursable expenses for any vacancy and any tenant not paying full rent current based on the attached rent roll. The amount of the escrow shall be equal to two years of these payments. As an example, if 1,000 square feet were vacant or not paying rent at closing and the rent for the space was $22.00 per square foot and the CAM, tax and insurance were an additional $2.00 per square foot, then the escrow would be equivalent to $24.00 x 1,000 square feet x 2 years, or $48,000. Seller shall be responsible for leasing all space involved with the above escrow and shall be responsible for leasing all space involved with the above escrow and shall be responsible for all leasing commissions, tenant improvements and all other costs associated with placing a third party tenant into said space. Once a tenant acceptable to Purchaser is placed into said space and is paying full rent current, then the Seller shall be paid from the escrow any amount of funds unused for that space.

     17. Seller shall be responsible for payment of a real estate brokerage commission, as per their agreement, to CB Richard Ellis. Said commission shall be paid through the closing escrow.

     18. Fifteen (15) days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

     19. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with

FOX CREEK VILLAGE, LONGMONT, CO
8/5/04

          Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year audit of the books and records of the property.

     20. IT IS UNDERSTOOD THAT THIS OFFER IS CONTINGENT UPON SELLER, AT SELLER'S EXPENSE, HAVING THE LEASES FOR WORLD SAVING BANK, SQUEEZE INTERNATIONAL, LLC AND POSTNET EXECUTED BY CLOSING, WITH EACH TENANT ACCEPTING THEIR SPACE, OPEN FOR BUSINESS (EXCEPT FOR WORLD SAVINGS
          BANK) AND COMMENCING FULL RENT PAYMENTS, INCLUDING CAM, TAXES AND INSURANCE ON A PRORATE BASIS. AT CLOSING, THE SELLER SHALL MAKE THE PURCHASER WHOLE WITH REGARDS TO THE RENT FOR ANY OF THE ABOVE TENANTS FROM CLOSING UNTIL THEY COMMENCE FULL RENTAL PAYMENTS. THIS OFFER IS FURTHER CONTINGENT UPON SELLER, AT SELLER'S EXPENSE, HAVING AN ADDITIONAL 6,000 SF OF THE VACANT SPACE WITH SIGNED LEASES PRIOR TO CLOSING.

          This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modification (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at least one year of audited operating statements on said property is required that qualify, comply with and can be used in a public offering.

          If this offer is acceptable, please HAVE THE SELLER sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by AUGUST 20, 2004.

                                    Sincerely,

ACCEPTED                            INLAND REAL ESTATE ACQUISITIONS, INC.
                                    or nominee

By:
    -----------------------------

Date:                               /s/ G. Joseph Cosenza  8/25/04
     ----------------------------   ------------------------------
                                    G. Joseph Cosenza
                                    Vice Chairman

SITE PLAN

[GRAPHIC]

                   INVESTMENT OF PROJECTS INSTITUTIONAL GROUP               CBRE

                                    EXHIBIT B

                                FOX CREEK VILLAGE
                               LONGMONT, COLORADO

                                                                                             LEASE          LEASE
                                                 ANNUAL          MONTHLY       RENT       COMMENCEMENT    EXPIRATION
      TENANTS                       S.F.        BASE RENT       BASE RENT   PER SQ. FOOT      DATE           DATE
--------------------------------------------------------------------------------------------------------------------
King Soopers, Inc.                 68,657       895,100.00      57,925.00   $      10.12    November-03    November-23
King Soopers Fuel
Site (Ground Lease)                29,200        20,000.00       1,666.67                   November-03    November-18
Subway                              1,580        34,764.00       2,897.00   $      22.00       March-04       March-09
Starbuck's Coffee                   1,500        40,500.00       3,375.00   $      27.00        June-04        June-09
World Savings Bank
 (Ground Lease)                     3,500        88,000.00       7,333.33                      April-04       April-24
Vino Cellars Wine
 and Liquor                         3,948        82,908.00       6,909.00   $      21.00     January-04     January-14
Nicolo's Chicago
 Style Pizza                        2,477        54,494.00       4,541.17   $      22.00    February-04    February-09
Eyeluminations                      1,400        30,800.00       2,666.67   $      22.00    February-04    February-09
Squeeze
 International, LLC                 1,400        31,500.00       2,625.00   $      22.50   September-04      August-09
Caliber Cleaners                    1,300        29,904.00       2,492.00   $      23.00    February-04    February-09
Cost Cutters                        1,300        29,900.00       2,491.67   $      23.00       March-04    February-09
HI-FI Nails                         1,300        29,900.00       2,491.67   $      23.00         May-04         May-09
PostNet                             1,300        28,600.00       2,383.33   $      22.00     October-04   September-09
Shape Up to Ship Out                1,300        27,300.00       2,275.00   $      21.00        June-04         May-09
Vacant (Suite B-3)
 (Master Lease)                     4,784       105,248.00       8,770.67   $      22.00                         5 yrs
Vacant (Suite B-5)
 (Master Lease)                     2,573        56,605.00       4,717.17   $      22.00                         5 yrs
Vacant (Suite C-2)
 (Master Lease)                     1,500        33,000.00       2,750.00   $      22.00                         5 yrs
Vacant (Suite C-1)
 (Master Lease)                     1,450        31,900.00       2,668.33   $      22.00                         5 yrs
Vacant (Suite C-3)
 (Master Lease)                     1,400        30,800.00       2,566.67   $      22.00                         5 yrs
Vacant (Suite B-2)
 (Master Lease)                     1,861        29,942.00       2,495.17   $      22.00                         5 yrs
Vacant (Suite F-1)
 (Master Lease) (Ground Lease)      6,500        70,000.00       5,833.33                                       20 yrs

TOTALS                            139,730     1,581,166.00